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EXHIBIT 21 - SUBSIDIARIES OF MACKINAC FINANCIAL CORPORATION

          First Manistique Agency, Inc. - 100% owned
          (incorporated as a Michigan corporation)

          First Rural Relending Company - 100% owned
          (incorporated as a Michigan corporation)

          North Country Financial Group, Inc. - 100% owned
          (incorporated as a Michigan corporation)

          North Country Capital Trust - 100% owned
          (organized as a Delaware business trust)

          North County Bank and Trust - 100% owned
          (incorporated as a Michigan banking corporation)

                Subsidiaries of North Country Bank and Trust

                NCB Real Estate Company - 100% owned
                (incorporated as a Michigan corporation)

                American Financial Mortgage Corporation - 100% owned (incorporated as a Michigan corporation)

                North Country Mortgage Company LLC - 100% owned
                (incorporated as a Michigan corporation)

                North Country Employee Leasing Company LLC - 100% owned (incorporated as a Michigan corporation)

Mackinac Financial Corporation directly owns the first five subsidiaries listed above. North Country Bank and Trust owns the remaining four subsidiaries.